Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 23, 2018

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, LTD.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, L.P.

By:	CD&R Investment Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R INVESTMENT ASSOCIATES VIII, LTD.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary